                                                                Exhibit 23.1

                        INDEPENDENT AUDITORS' CONSENT
                        -----------------------------

The Board of Directors
nash_elmo Holdings LLC:

We consent to the incorporation by reference in the registration statements (Nos. 33-91088, 333-24921, 333-84397, 333-61314 and 333-116108) on Form S-8
and the registration statement No. 333-109086 on Form S-3 of Gardner Denver, Inc. of our report dated March 3, 2004, with respect to the consolidated balance sheet of nash_elmo Holdings LLC and subsidiaries as of December 31, 2003, and the related consolidated statements of operations, members' equity and accumulated other comprehensive income, and cash flows for the year then ended, which report appears in the Form 8-K/A of Gardner Denver, Inc.


                                                           /s/ KPMG LLP

Stamford, Connecticut
November 11, 2004